We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and the related Prospectus of BAB Holdings, Inc. for the registration of 4,730,553 shares of its common stock and to the incorporation by reference therein of our report dated February 27, 1998 with respect to the consolidated financial statements of BAB Holdings, Inc. included in its annual report (Form 10-KSB) for the year ended November 30, 1997 filed with the Securities and Exchange Commission.


                                         ERNST & YOUNG LLP

Chicago, Illinois
April 29, 1998